UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 24, 2016
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FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(708) 407-7200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders of Fenix Parts, Inc. (the "Company") was held on May 24, 2016. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company's board of directors for terms expiring at the 2017 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Kent Robertson	14,763,090	131,776	2,392,080
Gary Beagell	9,283,413	5,611,453	2,392,080
Steven Dayton	9,979,282	4,915,584	2,392,080
J. Michael McFall	14,761,245	133,621	2,392,080
Seth Myones	14,770,495	124,371	2,392,080
Thomas O'Brien	9,704,834	5,190,032	2,392,080
Clayton Trier	14,770,495	124,371	2,392,080

Proposal 2. The approval of the Fenix Parts, Inc. Employee Stock Purchase Plan. In accordance with the results below, the Fenix Parts, Inc. Employee Stock Purchase Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,809,639	80,727	4,500	2,392,080
Proposal 3. The ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. In accordance with the results below, the selection of BDO USA, LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,389,479	890,825	6,642	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2016

Fenix Parts, Inc.
By:	/s/ Kent Robertson
Name:	Kent Robertson
Title:	President and Chief Executive Officer